Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates (the “Issuer”) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick J. Paige, Chairman of the Benefits Committee and Vice President, Human Resources of American Axle & Manufacturing Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ Patrick J. Paige Patrick J. Paige Chairman of the Benefits Committee and Vice President, Human Resources of American Axle & Manufacturing Holdings, Inc. June 26, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Issuer or American Axle & Manufacturing Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American Axle & Manufacturing Holdings, Inc. and will be retained by American Axle & Manufacturing Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.